EXHIBIT 23(A)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption 'Experts' and under the caption 'Selected Consolidated Financial Data' and to the use of our report dated May 10, 1995, in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-62847) and related Prospectus of Republic Security Financial Corporation for the registration of shares of its common stock and shares of Cumulative Convertible Preferred Stock, Series C.


                                          ERNST & YOUNG LLP

West Palm Beach, Florida

October 25, 1995